UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JULY 18, 2003 (JULY 15, 2003)

Plantronics, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Explanatory Note

The Company is furnishing this amendment to its Current Report on Form 8-K dated July 15, 2003 to correct 2 typographical errors in Exhibit 99.1 to that report.

Item 7. Financial Statements and Exhibits.

On July 15, 2003, Plantronics, Inc. filed a Current Report on Form 8-K to report Plantronics' quarterly earnings press release. This Form 8-K/A is being filed to correct two typographical errors in the press release attached as Exhibit 99.1 contained within the July 15, 2003 Current Report on Form 8-K.

    The Summary of Condensed Consolidated Financial Statements contained in the press release included a comparative balance sheet date of "March 31, 2002," which has been corrected to "March 31, 2003." The press released issued by Plantronics did not include this error.
    Also, the replay conference call number is corrected from "(800) 642-1691" to "(800) 642-1687".

Plantronics is refiling the press release in its entirety with the corrected information. The Current Report on Form 8-K filed on July 15, 2003 is correct in all other respects.

99.1 Press Release issued by Plantronics, Inc. dated July 15, 2003.

Item 9.  Regulation FD Disclosure (pursuant to Item 12)

In accordance with SEC Release No. 33-8216, the following information, intended to be furnished under "Item 12. Results of Operations and Financial Condition," is instead furnished under "Item 9. Regulation FD Disclosure."

On July 15, 2003, Plantronics, Inc., a Delaware corporation, issued a press release announcing its financial results for the first quarter ended June 30, 2003 and certain other information. A copy of the press release is attached as Exhibit 99.1 hereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANTRONICS, INC.

(Registrant)

Dated: July 18, 2003

By:	/s/ Barbara V. Scherer

Barbara V. Scherer
Chief Financial Officer

INDEX TO EXHIBITS
Exhibit
99.1     Press Release issued by Plantronics, Inc. dated July 15, 2003.